INTERNATIONAL FLAVORS & FRAGRANCES INC.

2000 Stock Award and Incentive Plan
As Amended and Restated

U.S. Restricted Stock Units Agreement

This Restricted Stock Units Agreement (the “Agreement”) confirms the grant on _________, 20__ (the “Grant Date”) by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), to ________________ (“Employee”) of Restricted Stock Units (the “Units”), as follows:

      Number granted:           ______ Units

Units	vest: All Units will vest on ___________, 20__ (the “Stated Vesting Date”), if not previously forfeited. In addition, the Units will become immediately vested upon a Change in Control or upon the occurrence of certain events relating to termination of employment, in accordance with Section 4 hereof.

Settlement: Units granted hereunder will be settled by delivery of one share of the Company’s Common Stock, par value $.12-1/2 per share, for each Unit being settled. Such settlement shall occur upon the vesting (the lapse of the risk of forfeiture) of each Unit as specified above, except settlement shall be deferred in certain cases if so elected by Employee by filling out the following section, executing the Agreement and returning it to the Company by ___________, 20__, or as otherwise provided in Section 6 hereof:

Check Only One:

____	I hereby elect to have my Units settled upon the lapse of the risk of forfeiture (this election will apply if this form is not returned or if no box is checked).

____	I hereby elect to defer the settlement of my Units until the first business day of the year (date must be after the Stated Vesting Date) (subject to accelerated settlement of the deferred Units in the event of a Change in Control and accelerated settlement of previously vested Units in the event of Employee’s Termination of Employment for any reason, including Retirement, after the Stated Vesting Date).

____	I hereby elect to defer the settlement of my Units until my Termination of Employment for any reason, including Retirement (subject to accelerated settlement in the event of a Change in Control).

If I elect to defer the settlement of my Units, I acknowledge and agree that, if the Company declares and pays a dividend of any kind on the Company’s Common Stock, amounts equivalent to such dividends will be paid on any vested Units after the Stated Vesting Date, even if such Units have not been settled, and that such dividend equivalents will be treated as compensation to me.

* * * * * *

The Units are subject to the terms and conditions of the 2000 Stock Award and Incentive Plan, as amended and restated (the “Plan”), and this Agreement, including the Terms and Conditions of Restricted Stock Units attached hereto. The number of Units and the kind of shares deliverable in settlement of Units are subject to adjustment in accordance with Section 5 hereof and Section 11(c) of the Plan.

        Employee acknowledges and agrees that (i) Units are nontransferable, except as provided in Section 3 hereof and Section 11(b) of the Plan, (ii) Units, and certain amounts of gain realized upon settlement of Units, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees, and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, as set forth in Section 7 hereof and Section 10 of the Plan, (iii) Units are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances prior to vesting, as specified in Section 4 hereof, (iv) sales of shares delivered in settlement of Units will be subject to the Company’s policies regulating trading by employees and (v) a copy of the Plan and related prospectus have previously been delivered to Employee, are being delivered to Employee or are available as specified in Section 1 hereof.

        IN WITNESS WHEREOF, INTERNATIONAL FLAVORS & FRAGRANCES INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Employee —————————————— Name	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: —————————————— Name: Title:

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TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

        The following Terms and Conditions apply to the Units granted to Employee by INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Company”), as specified in the Restricted Stock Units Agreement (of which these Terms and Conditions form a part). Certain terms of the Units, including the number of Units granted, vesting date(s) and settlement date, are set forth on the preceding pages.

        1.        General. The Units are granted to Employee under the Company’s 2000 Stock Award and Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents constituting the “prospectus” for the Plan, on the Company’s intranet site at One IFF/Corporate/Law Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Units, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to outstanding Units.

        2.        Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of Units then credited to Employee hereunder as a result of such grant of Units.

        3.        Nontransferability. Until Units become settleable in accordance with the terms of this Agreement, Employee may not transfer Units or any rights hereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary or otherwise if and to the extent permitted by the Company and subject to the conditions under Section 11(b) of the Plan.

        4.        Termination Provisions. The following provisions will govern the vesting and forfeiture of the Units in the event of Employee’s Termination of Employment (as defined below), unless otherwise determined by the Committee (subject to Section 10(a) hereof):

(a) Death or Disability. In the event of Employee’s Termination of Employment due to death or Disability (as defined below) all of the Units, to the extent then outstanding but not previously vested, will vest and become non-forfeitable immediately, and such Units, together with any then-outstanding Units that previously became vested and non-forfeitable, will be settled as promptly as practicable thereafter if not previously settled.

(b) Retirement. In the event of Employee’s Termination of Employment due to Retirement (as defined below), the Units, to the extent outstanding but not previously vested or otherwise forfeited, will continue to be outstanding and will vest at the time the Units would have become vested if Employee had not Retired. Until such Units become vested, they will remain subject to forfeiture if there occurs a Forfeiture Event as defined in Section 10 of the Plan. Such Units will be settled as promptly as practicable following vesting.

(c) Termination by the Company or Termination Voluntarily by Employee. In the event of Employee’s Termination of Employment by the Company, with or without cause, or by Employee voluntarily (other than a Retirement), the portion of the then-outstanding Units not vested at the date of termination will be forfeited (unless otherwise determined by the Committee in the case of a Termination by the Company not for cause), and the portion of the then-outstanding Units that is vested and non-forfeitable at the date of Termination will be settled as promptly as practicable thereafter if not previously settled.

(d) Certain Definitions. The following definitions apply for purposes of this Agreement:

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    (i)        “Disability” means a disability entitling Employee to long-term disability benefits under the Company’s long-term disability policy as in effect at the date of Employee’s termination of employment, upon written evidence of such total disability from a medical doctor in a form satisfactory to the Company.

    (ii)        “Retirement” means retirement after attaining age 62, or earlier retirement after attaining age 55 if at the time of such earlier retirement the Employee has ten or more years in the employ of the Company or a subsidiary of the Company.

    (iii)        “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company.

5. Dividends and Adjustments.

(a) Dividends. No Dividends or Dividend Equivalents of any kind (including cash dividends, non-Common Stock Dividends or Common Stock Dividends) will be credited or paid on any unvested Units. Units that, at the relevant dividend record date that occurs before the issuance of shares in settlement of Units, previously have been vested (i.e., Units deferred as to settlement under Section 6), shall be entitled to payments or credits equivalent to dividends that would have been paid if the Units had been outstanding shares at such record date. The form and timing of such payments will be in the discretion of the Committee.

(b) Adjustments. The number of Units credited to Employee’s Account and/or the property deliverable upon settlement of Units shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights with respect to Units in connection with, or to reflect any changes in the number and kind of outstanding shares of Common Stock resulting from, any corporate transaction or event referred to in the first sentence of Section 11(c) of the Plan.

(c) Risk of Forfeiture and Settlement of Units Resulting from Adjustments. Units (and other property deliverable in settlement of Units) which directly or indirectly result from adjustments to a Unit granted hereunder shall be subject to the same risk of forfeiture (including additional forfeiture terms of Section 10 of the Plan) as applies to the granted Unit and will be settled at the same time as the granted Unit.

        6.        Deferral of Settlement. Settlement of any Unit, which otherwise would occur upon the lapse of the risk of forfeiture of such Unit, will be deferred in certain cases if and to the extent so elected by Employee in accordance with the cover page of this Agreement. The elections and terms set forth or incorporated in this Agreement notwithstanding, if, under U.S. Federal income tax laws as presently in effect or hereafter amended, any elections or rights of Employee with respect to the Units or deferrals hereunder would result in Employee’s constructive receipt of income relating to the Units prior to the actual distribution of shares of Common Stock in settlement of the Units, such elections or rights shall be automatically modified and limited to the extent necessary such that Employee will not be deemed to be in constructive receipt of such income prior to the actual distribution of such shares. If no modification to such elections or rights can provide for deferral past the vesting date without constructive receipt by the Employee, such elections and rights will be disregarded and unavailing, and settlement shall occur without regard to any such deferral election

        7.        Additional Forfeiture Provisions. Employee agrees that, by signing this Agreement and accepting the grant of the Units, the forfeiture conditions set forth in Section 10 of the Plan shall apply to all Units hereunder and to gains realized upon the vesting of the Units. For the purpose of the forfeiture conditions set forth in Section 10 of the Plan, gains will be deemed to be realized at the time of vesting for any Units the settlement of which is deferred at the election of Employee.

        8.        Employee Representations and Warranties Upon Settlement. As a condition to the settlement of the Units, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 10 of the Plan.

        9.        Other Terms Relating to Units.

(a) Fractional Units and Shares. The number of Units credited to Employee’s Account shall include fractional Units, if any, calculated to at least three decimal places, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional shares (without requiring issuance of a fractional share by the Company), upon settlement of the Units Employee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such Units.

(b) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of settlement the Company will withhold from any shares deliverable in settlement of the Units, in accordance with Section 11(d) of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any taxes relating to the Units not satisfied by means of such mandatory withholding.

(c) Statements. An individual statement of each Employee’s Account will be issued to each Employee at such times as may be determined by the Company. Such a statement shall reflect the number of Units credited to Employee’s Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Committee. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error.

(d) Employee Consent. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described in this Section 9(d). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.

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(e) Voluntary Participation. Employee’s participation in the Plan is voluntary. The value of the Units is an extraordinary item of compensation. As such, the Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of Units to Employee under the Plan represents a mere investment opportunity.

(f) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 10(e) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 10(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

10. Miscellaneous..

(a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Units, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Units shall be valid unless expressed in a written instrument executed by Employee.

(b) No Promise of Employment. The Units and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding Units shall not be materially and adversely affected. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units or stock options or benefits in lieu of units or stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units and vesting provisions.

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(c) Unfunded Plan. Any provision for distribution in settlement of Employee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to Employee’s entitlement to any distribution hereunder, Employee shall be a general creditor of the Company.

(d) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. The Units and the granting thereof are subject to the Employee’s compliance with the applicable law of the jurisdiction of Employee’s employment.

(e) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

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